Exhibit 10.65

LEASE MODIFICATION AND EXTENSION AGREEMENT

The parties, CPOS REALTY, LLC (hereinafter referred to as “Landlord”) and CERTIFIED DIABETIC SERVICES, INC. (hereinafter referred to as “Tenant”), hereby enter into this Lease Modification & Extension Agreement for that certain commercial lease dated January 25, 2002, between Landlord and Tenant, hereinafter refereed to as the “Lease,” by and between Landlord and Tenant with reference to the premises located at 3030 South Horseshoe Drive, Suites 100 and 200, Naples, Florida 34101, consisting of approximately 11,323 rentable square feet. This Lease Modification & Extension Agreement is hereby incorporated into and made a part of the Lease. All terms not otherwise defined in this Lease Modification and Extension Agreement shall have the meaning as ascribed thereto in the Lease. Any provision hereof shall control over any inconsistent provision of the Lease to which this Lease Modification and Extension Agreement is attached.

The terms and conditions of this Lease are hereby modified as follows:

1. Renewal Term: Tenant shall have and hold the premises for an additional term commencing June 1, 2007 and expiring on May 31, 2012 (the “renewal term”).

2. Base Rent: Tenant agrees to pay the Landlord Base Rent during the renewal term in equal monthly installments each due on or before the first day of each month during the renewal term, in the amounts set forth below.

Period	Monthly Base Rent	State Sales Tax at 6%	Total Monthly Base Rent
Year 1	$6,639.47	$398.37	$7,037.84

Year 2	$6,838.66	$410.32	$7,248.98

Year 3	$7,043.82	$422.63	$7,466.45

Year 4	$7,255.13	$435.31	$7,690.44

Year 5	$7,472.78	$448.37	$7,921.15

3. Annual Base Rent Escalations: 3%—See paragraph 2 above.

4. Additional Rent: Landlord reasonably estimates that additional rent (exclusive of sales tax) for the calendar year 2007 to be $4.12 (including reserves) per foot which is estimated to be $3,887.56 per month plus sales tax.

5. Security Deposit: No additional security deposit shall be required.

6. All other terms, covenants and conditions of the Lease dated January 25, 2002, shall remain unchanged and in full force and effect, as it is the intent of this modification to modify only those portions specified above.

AGREED and ACCEPTED this 19 day of March, 2007.

WITNESS:	CPOC REALTY, LLC

/s/ witness	By:	/s/ CPOS Realty

	Print Name:	Thomas Ch

/s/ witness	Title:	VP

CERTIFIED DIABETIC SERVICES, INC.

/s/ witness	By:	/s/ Lowell M. Fisher, Jr.

	Print Name:	Lowell M. Fisher, Jr.

/s/ witness	Title:	Chairman & CEO